Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Venus Concept Inc., of our report dated December 2, 2019, relating to the financial statements of Venus Concept Ltd., for the year ended December 31, 2018, appearing in the Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 14, 2020